Your Vote Counts! CINTAS CORPORATION 6800 CINTAS BOULEVARD P.O. BOX 625737 CINCINNATI, OH 45262-5737 ATTN: LEISHA SMITH CINTAS CORPORATION You invested in CINTAS CORPORATION and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on October 24, 2023. Vote Virtually at the Meeting* October 24, 2023 11:30 A.M. (Eastern Daylight Time) Virtually at: www.virtualshareholdermeeting.com/CTAS2023 *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number V1.1 For complete information and to vote, visit www.ProxyVote.com Control # V22628-P97128 Get informed before you vote View the Notice of Annual Meeting, the Proxy Statement and the Company’s 2023 Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to October 10, 2023. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. 2023 Annual Meeting Vote by October 23, 2023 11:59 PM ET. For shares held in a Plan, vote by October 19, 2023 11:59 PM ET.

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V22629-P97128 Against Against 1 Year 1. Election of Directors Nominees: 1c. Melanie W. Barstad 1a. Gerald S. Adolph 1d. Karen L. Carnahan 1b. John F. Barrett 1e. Robert E. Coletti 1f. Scott D. Farmer 1g. Martin Mucci 1h. Joseph Scaminace 1i. Todd M. Schneider 1j. Ronald W. Tysoe 2. To approve, on an advisory basis, named executive officer compensation. 3. To recommend, on an advisory basis, the frequency of the advisory vote on named executive officer compensation. 4. To ratify Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2024. 5. A shareholder proposal regarding greater disclosure of material corporate diversity, equity and inclusion data, if properly presented at the meeting. 6. A shareholder proposal regarding managing climate risk through science-based targets and transition planning, if properly presented at the meeting. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For For For For For For For For For For For For